UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 27, 2020

WYNN RESORTS, LIMITED
(Exact name of registrant as specified in its charter)

Nevada		000-50028	46-0484987
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)
3131 Las Vegas Boulevard South
Las Vegas,	Nevada		89109
(Address of principal executive offices)			(Zip Code)

(702) 770-7555
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	WYNN	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement
Credit Agreement Amendment

On November 27, 2020, Wynn Resorts Finance, LLC (“WRF”) and certain of its subsidiaries entered into an amendment (the “Credit Agreement Amendment”) to its existing credit agreement (the “Credit Agreement”) among Deutsche Bank AG New York Branch, as administrative agent and collateral agent, and the other lenders party thereto.

The Credit Agreement Amendment amends the Credit Agreement to, among other things: (i) extend the financial covenant relief period (the “Financial Covenant Relief Period”) through April 1, 2022 (unless earlier terminated by WRF), (ii) amend certain restrictions on restricted payments (including restrictions on a portion of dividends received from WRF’s subsidiaries) during the Financial Covenant Relief Period, and (iii) increase the minimum liquidity financial covenant to at least $325.0 million during the Financial Covenant Relief Period. During the Financial Covenant Relief Period, the consolidated first lien net leverage ratio financial covenant in the Credit Agreement is replaced with a minimum liquidity financial covenant. A “Financial Covenant Increase Period” will commence on the first day after the expiration of the Financial Covenant Relief Period and ending on the first day of the fourth fiscal quarter after the expiration of the Financial Covenant Relief Period (unless earlier terminated by WRF).

During the Financial Covenant Relief Period, the minimum liquidity financial covenant requires WRF and its restricted subsidiaries to maintain liquidity of at least $325.0 million at all times (with liquidity being the sum of (x) unrestricted cash and cash equivalents and (y) the availability of the revolving facility under the Credit Agreement). Following the Financial Covenant Relief Period and for as long as the Financial Covenant Increase Period is in effect, WRF may not permit the consolidated first lien net leverage ratio as of the last day of any fiscal quarter to exceed (w) for the first fiscal quarter of the Financial Covenant Increase Period, 4.50 to 1.00, (x) for the second fiscal quarter of the Financial Covenant Increase Period, 4.25 to 1.00, (y) for the third fiscal quarter of the Financial Covenant Increase Period, 4.00 to 1.00, and (z) for each subsequent fiscal quarter thereafter (from and including the first fiscal quarter during which the Financial Covenant Increase Period has been terminated by WRF), 3.75 to 1.00.

The foregoing description of the Credit Agreement Amendment is qualified in its entirety by reference to the full text of the Credit Agreement Amendment, which will be filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNN RESORTS, LIMITED

Dated: November 30, 2020	By:	/s/ Craig S. Billings
Craig S. Billings
President and Chief Financial Officer
(Principal Financial and Accounting Officer)